UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

RESTORATION ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

128 Baytech Drive

San Jose, California

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 883-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2017, Restoration Robotics, Inc. (the “Company”) entered into an employment agreement with Mark Hair, age 48, to serve as the Company’s Chief Financial Officer, effective as of January 5, 2018. Mr. Hair most recently served as Chief Accounting Officer at Allergan plc from April 2017 to August 2017 and at Zeltiq Aesthetics, Inc., which was acquired by Allergan plc, from May 2016 to April 2017. While at Zeltiq, Mr. Hair was responsible for managing the organization’s accounting functions, overseeing technical accounting matters and public reporting obligations, and implementing a Sarbanes Oxley compliance program. Mr. Hair performed a similar role from January 2016 until May 2016 when he was Vice President of Finance at Accuray Inc. From October 2015 until January 2016, Mr. Hair was an independent contractor for St. Jude Medical, which purchased Thoratec Corporation, and prior to that, from September 2015 until January 2016, Mr. Hair was the Vice President and Corporate Controller at Thoratec Corporation. From May 2012 to August 2012, Mr. Hair performed a similar role while he was the Senior Vice President Finance and Corporate Controller at Diamond Foods, Inc. Before joining Diamond Foods, Inc., Mr. Hair held positions of increasing responsibility at StoneTurn Group, LLP, a financial consulting boutique and Deloitte, LLP. Mr. Hair holds a B.S. in accounting and a Master of Accountancy from Brigham Young University.

None of the aforementioned corporations is a parent, subsidiary or other affiliate of the Company. There is no arrangement or understanding between Mr. Hair and any other persons pursuant to which he was appointed as an officer of the Company, and there are no family relationships between Mr. Hair and any directors or executive officers of the Company.

Pursuant to the employment agreement between Mr. Hair and the Company, dated as of December 1, 2017 and effective as of January 5, 2018 (the “Employment Agreement”), Mr. Hair is entitled to receive: (i) an annual base salary of $285,000; and (ii) an annual performance bonus, with a target bonus opportunity of 30% of his annual base salary. Annual performance bonus payments will be subject to achievement of any applicable bonus objectives and/or conditions determined in the discretion of the Board of Directors of the Company or any committee thereof.

Mr. Hair will also be granted an initial option to purchase 180,000 shares of the Company’s common stock with an exercise price per share equal to the per share closing trading price of the Company’s common stock on the date of date grant. Subject to Mr. Hair’s continued service with the Company, 25% of the total shares subject to the option shall vest on January 5, 2019, with 1/48th of the total number of share subject to the option vesting on each monthly anniversary thereafter.

Under the Employment Agreement, in the event Mr. Hair’s employment with the Company is terminated by the Company for any reason other than “cause” (as defined in the Employment Agreement) or he resigns his employment with the Company for “good reason” (as defined in the Employment Agreement), and Mr. Hair timely executes and does not revoke a general release of claims in favor of the Company, then Mr. Hair will receive the following: (i) a lump sum cash payment of Mr. Hair’s base salary equal to six months plus one additional month for each full year of his service to the Company (such number of months, the “Severance Period”); (ii) a prorated annual performance bonus based on actual achievement of applicable performance goals, payable at the same time annual performance bonuses are paid generally; (iii) company-paid COBRA premiums through the earlier of the Severance Period and when he becomes eligible for comparable replacement coverage; and (iv) any equity awards held by Mr. Hair will become vested and if applicable, exercisable with respect to that number of shares of the Company’s common stock that would have vested if Mr. Hair had remained employed by the Company during the Severance Period. In addition, upon the Company’s termination of Mr. Hair’s employment with the Company without cause or Mr. Hair’s resignation of employment with the Company for good reason within the period of time beginning three months prior to and ending on the first anniversary of the effective date of a “change in control” (as defined in the Employment Agreement), then any unvested equity awards will become fully vested and, if applicable, exercisable, and all restrictions and rights of repurchase on such awards will lapse with respect to all of the shares of the Company’s common stock subject thereto.

The forgoing description of the material terms of the Employment Agreement is qualified in its entirety by the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Hair will also enter into the Company’s form indemnity agreement for directors, officers and certain employees, which provides, among other things, that the Company will indemnify such director, officer or employee, under the circumstances and to the extent provided for therein, for expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in such actions or proceedings.

In connection with Mr. Hair’s appointment to Chief Financial Officer, Charlotte Holland, the Company’s current Chief Financial Officer, will remain employed by the Company to assist in the transition through January 31, 2018.

The Company issued a press release on December 11, 2017 announcing the appointment of Mr. Hair as the Company’s Chief Financial Officer, and the Company is relying on Instruction 1 to Item 5.02(c) of Form 8-K with regard to the timing of the filing of this Current Report on Form 8-K on the day of the public announcement of Mr. Hair’s appointment.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1#	Employment Agreement by and between Mark Hair and Restoration Robotics, Inc.

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION ROBOTICS, INC.

Date: December 11, 2017	By:	/s/ Ryan Rhodes
Ryan Rhodes
President, Chief Executive Officer